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                                                                   EXHIBIT 10.40

NORTH CAROLINA
CATAWBA COUNTY

                     CANCELLATION AND ASSIGNMENT AGREEMENT

         This Agreement effective as of the 25th day of April, 2001, by and between David R. Clark, a citizen residence of Catawba County, North Carolina ("Clark") and HERTH Management, Inc., a North Carolina corporation ("HERTH"), and PF Management, Inc., a North Carolina corporation ("PFM").

                                   WITNESSETH:

         WHEREAS, Clark and HERTH entered into a certain Incentive Agreement effective June 30, 1996 (the "Incentive") and a certain Option Agreement dated July 1, 1996 (the "Option"); and

         WHEREAS, in consideration of such transactions occurring effective April 17, 2001, between HERTH and other parties, including PFM, in which Clark has a beneficial interest, and as an inducement to HERTH for consenting and permitting such transactions, Clark has agreed to cancel and relinquish all interests and rights he may have with respect to the Option and the Incentive; and

         WHEREAS, HERTH is a party to a certain Amended and Restated Management Services Agreement ("Services Agreement") dated December 17, 1999 with Fresh Foods, Inc. (now Pierre Foods, Inc.), and it is the intention of the parties that such services will henceforth be provided by PFM, and as an inducement to and in consideration of the transactions occurring April 17, 2001, and the aforesaid cancellation and relinquishment by Clark of his interest in the Option and the Incentive, HERTH is in agreement to assign its rights and interests under the Services Agreement and PFM is willing to accept and assume the obligations thereunder.

         Now, therefore, in consideration of the mutual premises herein, and other consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. Clark and HERTH do hereby cancel and terminate the Option and the Incentive and neither party shall have any rights, obligation or liability henceforth under Option and Incentive.

         2. Subject to the approval of Pierre Foods, Inc., HERTH does hereby assign and transfer to PFM all of HERTH's right, title and interest in and to the Services Agreement, and PFM hereby assumes all obligations under the Services Agreement, and agrees to perform all obligations thereunder from and after the date hereof, and does further indemnify and hold harmless HERTH from and against any and all liability from or pursuant to the Services Agreement subsequent to the day hereof.


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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                HERTH MANAGEMENT, INC.


                                By:
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Witness                            James C. Richardson, Jr.
                                   President


----------------------          ----------------------------------------(SEAL)
Witness                         David R. Clark


                                PF MANAGEMENT, INC.


                                By:
----------------------             -------------------------------------
Witness                            David R. Clark
                                   President